Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 12, 2024, among (i) MINIM, INC., a Delaware corporation (the “Company”), and (ii) Cao, Yu, an individual (“Cao”), Hu-Bin, an individual, and Youxin Consulting Limited, a Hong Kong company (each of the foregoing in (ii), a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to Purchasers, and Purchasers desire to purchase from the Company, securities of the Company as more fully described in this Agreement.

WHEREAS, it is understood by the parties that the Company is entering into this Agreement in order to provide for the issuance and sale by the Company of the Securities (as defined below) in an “offshore transaction” within the meaning of Regulation S.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and Purchasers agree as follows:

ARTICLE I.

DEFINITIONS

I.1 Definitions. In addition to the terms defined elsewhere in this Agreement the following terms have the meanings set forth in this Section I.1:

“Acquiring Person” shall have the meaning given such term in Section IV.6.

“Action” shall have the meaning given such term in Section III.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Affiliate Transactions” shall have the meaning given such term in Section III.1(s).

“BHCA” shall have the meaning given such term in Section III.1(nn).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

“Certificate of Designations” means the Certificate of Designations to be filed prior to the Closing by the Company with the Secretary of State of Delaware, in the form of Exhibit A attached hereto.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section II.1.

“Closing Consideration” means the cash amount that is equal to (i) the Purchase Price, minus (ii) the Escrow Amount.

“Closing Date” means the day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to each party’s obligations to consummate the transactions contemplated hereby and thereby, in each case, have been satisfied or waived, unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed in writing by the parties hereto.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” shall have the meaning given such term in the Certificate of Designation.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms thereof.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Escrow Agent” means Citibank, N.A.

“Escrow Agreement” means that certain Escrow Agreement, made as of October 14, 2024, by and among Cao, the Company and the Escrow Agent.

“Escrow Amount” means an amount equal to $2,000,000 held in escrow pursuant to the Escrow Agreement.

“Evaluation Date” shall have the meaning given such term in Section III.1(t).

“Exchange Act” shall have the meaning given such term in the recitals.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the conversion of any Securities issued hereunder, and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Expense Reimbursement” shall have the meaning given such term in Section V.I(b).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning given such term in Section III.1(nn).

“Full Compliance” means the Common Stock is listed on the Trading Market and the Company has satisfied, taking into account the infusion of the Purchase Price on a pro forma basis, all applicable initial and continuing listing requirements of the Company’s Trading Market, including, but not limited to, compliance with the minimum stockholders’ equity requirement pursuant to Nasdaq Listing Rule 5550(b)(1), and has not received, subsequent to the date hereof this Agreement, any written notice from the Company’s Trading Market that it has failed, or would reasonably be expected to fail to meet, the Company’s Trading Market’s listing requirements for any reason where such notice has not been subsequently withdrawn by the Company’s Trading Market or the underlying failure appropriately remedied or satisfied.

“GAAP” shall have the meaning given such term in Section III.1(h).

“Indebtedness” shall have the meaning given such term in Section III.1(bb).

“Intellectual Property Rights” shall have the meaning given such term in Section III.1(p).

“IT Systems and Data” shall have the meaning given such term in Section III.1(kk).

“Lazar Purchase Agreement” means the certain Securities Purchase Agreement, dated on even date herewith, by and among David Elliot Lazar and the Purchasers.

“Liens” means an adverse claim, lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right, or voting, transfer, or other restriction.

“Material Adverse Effect” means any event, circumstance, change, effect or occurrence that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on (i) on the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business, prospects, liabilities or condition (financial or otherwise) of the Company or any of its Subsidiaries, taken as a whole, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Material Permits” shall have the meaning given such term in Section III.1(n).

“Maximum Rate” shall have the meaning given such term in Section V.16.

“Money Laundering Laws” shall have the meaning given such term in Section III.1(oo).

“Outside Date” shall have the meaning given such term in Section IV.16(b)(ii).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the number of shares of the Company’s Series B Convertible Preferred Stock issued as set forth in the Certificate of Designations, having the rights, preferences and privileges therein, in the of Exhibit A.

“Purchase Price” means, Two Million and Six Hundred Thousand United States dollars (US$2,600,000), payable in accordance with the terms herein in immediately available funds.

“Purchaser Party” shall have the meaning given to such term in Section IV.7.

“Purchasers” shall have the meaning set forth in the preamble.

“Required Approvals” shall have the meaning given such term in Section III.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Conversion Shares issuable upon conversion in full of all shares of Preferred Stock, ignoring any conversion and/or exercise limits set forth in the Certificate of Designations.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning given such term in Section III.1(h).

“Securities” means the Preferred Stock and the Conversion Shares.

“Securities Act” shall have the meaning given such term in the recitals.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Stated Value” means the Stated Value of Preferred Stock as set forth in the Certificate of Designation.

“Stockholder Approval” means such approval as may be required by the Company charter and other organizational documents and any other applicable rules and regulations of the Nasdaq Capital Market (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule III.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or any successors to any of the foregoing.

“Transaction Bonuses” shall have the meaning given such term in Section III.1(k)(ii).

“Transaction Documents” means this Agreement, the Certificate of Designations, the Lazar Purchase Agreement, the Escrow Agreement, all exhibits and schedules thereto and hereto, and any other documents or agreements executed by all or any of the parties hereto in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company N.A., the current transfer agent of the Company, with a mailing address of: 150 Royall St., Suite 101, Canton, MA 02021 and an email address of web.queries@computershare.com, and any successor transfer agent of the Company.

“Variable Rate Transaction” shall have the meaning given such term in Section IV.11(b).

“Voting Agreement” means that certain Voting Agreement, dated as of December 28, 2023, by and among (X) Company, (Y) Mr. David Elliot Lazar, and (Z) each of (i) Mr. Jeremy P. Hitchcock (ii) Orbit Group LLC, (iii) Hitchcock Capital Partners, LLC, (iv) Zulu Holdings LLC, (v) Slingshot Capital, LLC, and (vi) Ms. Elizabeth Cash Hitchcock.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)).

“Yihucha Purchase Agreement” means that certain Securities Purchase Agreement, dated July 22, 2024, by and between David Lazar and Yihucha Technology Co., Ltd.

ARTICLE II.

PURCHASE AND SALE

II.1 Purchase of Preferred Stock. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell and issue, and the Purchasers agree to purchase 1,984,733 shares of Preferred Stock at a price per share of $1.31, for a total price equal to the Purchase Price.

II.2 RESERVED

II.3 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, (i) Purchasers shall transfer the Closing Consideration in the amounts payable by each Purchaser set forth on the signature pages or Schedule A to the Company, (ii) the Company shall deliver to Purchasers their shares of Preferred Stock in the individual amounts set forth opposite the name of each Purchaser on Schedule B hereto, (iii) the Company and Cao (or any permitted assignee) shall deliver to the Escrow Agent a joint written instruction directing the release of the Escrow Amount to the Company, and (iv) the Company and Purchasers shall deliver the other items set forth in Section II.4 at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections II.4 and II.5, the Closing shall take place remotely by electronic transfer of the Closing deliverables and documentation.

II.4 Deliverables.

(a) On or prior to the Closing Date (except as indicated below), the Company shall deliver or cause to be delivered to Purchasers the following:

(i) a copy of the Certificate of Designations certified by the Secretary of State of Delaware;

(ii) a book-entry statement or share certificate evidencing issuance of the Preferred Stock in the individual amounts set forth opposite the name of each Purchaser on Schedule B hereto;

(iii) a joint written instruction executed by the Company’s authorized representative directing the Escrow Agent to release the Escrow Amount to the Company;

(iv) resolutions appointing three (3) individuals identified in writing by the Purchasers to fill the vacancies on the Board of Directors caused by the resignations of all of the members on the Board of Directors, which, by their terms, will be effective as of the Closing Date;

(v) a W-9 or a certificate in the form prescribed by Treasury Regulation Section 1.1445-2(b)(2) to the effect that the Company is not a foreign person;

(vi) copies of resignations of each of the Company’s directors and officers, effective as of the Closing Date;

(vii) duly executed copies of the Transaction Documents by the Company;

(viii) satisfactory evidence that all reasonably required waivers and/or settlement agreements with the Company’s creditors, vendors and employees have been received;

(ix) satisfactory evidence that all Required Approvals have been received or sent and not revoked;

(x) satisfactory evidence that the Yihucha Purchase Agreement has been terminated without any continuing liability to the Company;

(xi) if requested by the Purchasers, satisfactory evidence that the Voting Agreement has been terminated without any continuing liability to the Company;

(xii) satisfactory evidence that all holders of equity of the Company with redemption rights or rights to participate in the issuance of the Securities, if any, have waived such rights;

(xiii) satisfactory evidence that all Persons with the right to receive Transaction Bonuses, including, without limitation, those set forth on Schedule III.1(k)(ii), have waived any and all rights to receive such Transaction Bonuses;

(xiv) satisfactory evidence that all Affiliate Transactions set forth on Schedule III.1(s) have been terminated without any continuing liability to the Company;

(xv) satisfactory evidence that all employment agreements set forth on Schedule III.1(k)(iii) have been terminated without any continuing liability to the Company;

(xvi) a satisfactory written opinion of the Company’s counsel that all of the Preferred Stock and the securities to be purchased pursuant to the Lazar Purchase Agreement are, and the Conversion Shares will be, duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such shares was or would be issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities; and

(xvii) such other documents or instruments as Purchasers reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement and the Transaction Documents.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company,

(i) the Closing Consideration by wire transfer of immediately available funds to an account designated by the Company prior to the Closing; and

(ii) duly executed copies of the Transaction Documents by each of the applicable Purchasers; and

(iii) a joint written instruction executed by Cao (or any permitted assignee) directing the Escrow Agent to release the Escrow Amount to the Company.

II.5 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by Purchaser of the item set forth in Section II.4(b).

(b) The obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section II.4(a);

(iv) there shall have been no Material Adverse Effect with respect to the Company;

(v) the Company is in Full Compliance;

(vi) the Company has received the necessary Stockholder Approval required to approve the transactions contemplated under this Agreement and the other Transaction Documents;

(vii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) or order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other Action that is then in effect and which has the effect of making the Closing illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement;

(viii) the Company shall have delivered to the Purchasers a certificate, dated the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections II.5(b)(i), II.5(b)(ii), II.5(b)(iv), II.5(b)(v), II.5(b)(vi) and II.5(b)(vii) with respect to the Company;

(ix) the Company shall have delivered to the Purchasers a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of the Company’s charter and other organizational documents as in effect as of the Closing Date, (B) the resolutions of the Company’s Board of Directors: (x) authorizing and approving the execution, delivery and performance of this Agreement and each of the other Transactions Documents to which it is a party or by which it is bound, including, inter alia, (x) the authorization and issuance of the Securities as well as the authorization of a right for the Purchasers to sell, assign or otherwise transfer either the Securities (as well as any Common Stock underlying any such Securities) and/or his, her or its rights to acquire the Securities (as well as any Common Stock underlying any such Securities) pursuant to this agreement (the “Securities Purchase Rights”), including by way of option for Purchasers to sell and/or a transferee thereof to purchase, the Securities Purchase Rights (the “Securities Purchase Rights Transfer Right”), and the consummation of the transactions contemplated hereby and thereby, and (y) the Rule 16b-3 Exemption Approvals, and (C) evidence that the required Stockholder Approval has been obtained;

(x) the Company shall have delivered to the Purchasers a good standing certificate (or similar documents applicable for such jurisdictions) for the Company certified as of a date no earlier than ten (10) days prior to the Closing Date from the proper governmental authority of the Company’s jurisdiction of organization;

(xi) the Company shall have received all Required Approvals;

(xii) the Purchasers shall have completed their due diligence review of the Company and its Subsidiaries, and the result thereof shall be satisfactory to the Purchasers in their sole discretion;

(xiii) all conditions precedent to the closing of the transactions contemplated by the Lazar Purchase Agreement shall have been satisfied or waived by the party or parties entitled to the benefit thereof under the Lazar Purchase Agreement (other than those conditions that may only be satisfied at the closing, but subject to satisfaction or waiver by such party of such conditions as of the closing of the transactions contemplated by the Lazar Purchase Agreement); and

(xiv) other than with respect to such notices and letters previously disclosed on a Form 8-K, and which are set forth on Schedule II.5(b)(xiv), from the date hereof to the Closing Date, the Company shall not have received any new notice that it is not in compliance with respect to any of the listing or maintenance requirements applicable to the Company’s Trading Market, nor shall it have become aware of any new circumstances which might lead to the delivery of any such notice of non-compliance.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

III.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date to the Purchasers as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company and their respective jurisdictions of incorporation or organization are set forth on Schedule III.1(a). Other than as set forth on Schedule III.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and its Subsidiaries are duly qualified to conduct business and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have resulted in or reasonably be expected to result in, a Material Adverse Effect, and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) materially conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of, any material Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, materially conflict with or result in a material violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, (a) any court or other federal, state, local or other governmental authority or (b) any other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section IV.5, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares for trading thereon in the time and manner required thereby, and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid, and nonassessable, free and clear of any Liens. The Conversion Shares, when approved by the stockholders of the Company and issued in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid, and nonassessable, free and clear of any Liens. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Conversion Shares at least equal to the Required Minimum on the date hereof.

(g) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule III.1(g) on a fully diluted basis, which Schedule III.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as set forth on Schedule III.1(g):

(i) The Company has not issued any capital stock since filing its Form 10-Q for the period ending June 30, 2024, other than as described on Schedule III.1(g)(i). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

(ii) Except as set forth on Schedule III.1(g)(ii), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or Common Stock Equivalents or equity securities in any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or equity securities of any Subsidiary.

(iii) The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers).

(iv) There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary.

(v) There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary.

(vi) The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(vii) All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

(viii) Other than the Stockholder Approval, no further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Preferred Stock; and, other than with respect to approval by the stockholders of the Company at a duly convened meeting thereof, no further approval or authorization of any stockholder is required for the issuance of the Conversion Shares.

(ix) Other than with respect to the Voting Agreement, a copy of which has been provided, there are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act on a timely basis, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule III.1(i): (i) there has been no event, occurrence or development that has had, or that could reasonably be expected to result in, a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. All amounts due and owing by the Company or any of its Subsidiaries payable to any supplier or vendor of the Company or a Subsidiary have been timely paid. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule III.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or any Subsidiary, or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j) Litigation. Except as set forth on Schedule III.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth on Schedule III.1(j), (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if decided adversely against the Company, have, or reasonably be expected to result in, a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as set forth on Schedule III.1(j), there is no pending or, to the knowledge of the Company, threatened investigation by the Commission involving the Company or any current or former director or officer of the Company.

(k) Labor Relations.

(i) No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours.

(ii) Except as set forth on Schedule III.1(k)(ii), the Company is not a party to any written or oral agreement that contain any severance obligations, retention bonuses, “stay” bonuses, change in control bonuses, transaction bonuses, transaction commissions, incentive payments, sale bonuses, phantom equity payments or similar payments or arrangements that will accelerate, vest or otherwise become due to any current or former employee, contractor, officer or director, or any third-party, directly or indirectly, as a result of and in connection with the consummation of the transactions contemplated by the Transaction Documents (collectively, “Transaction Bonuses”).

(iii) Except as set forth on Schedule III.1(k)(iii), the Company is not a party to any written or oral employment agreement, whether or not at-will.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has to its knowledge been in violation of any material statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters.

(m) Environmental Laws. To the knowledge of the Company, the Company and its Subsidiaries (i) are in compliance with all material federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all material authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval.

(n) Regulatory Permits. The Company and each of its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as described in the SEC Reports (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and each Subsidiary has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and any Subsidiary and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and any Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company and any Subsidiary are in compliance.

(p) Intellectual Property. The Company and each Subsidiary has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as are materially necessary or required for use in connection with their respective businesses a (collectively, the “Intellectual Property Rights”). None of the Company nor any Subsidiary has received a notice (written or otherwise) that any material Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the material rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and each Subsidiary has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their material intellectual properties.

(q) Insurance. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage equal to $5,000,000. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Offering Exemption. Subject to the accuracy of the representations of the Purchasers set forth in this Agreement, the offer, sale and issuance of the Securities to be issued in conformity with the terms of this Agreement constitute transactions which are exempt from the registration requirements of the Securities Act and from all applicable state registration or qualification requirements. The Company has implemented all necessary offering restrictions applicable to the transactions contemplated by this Agreement under Regulation S promulgated under the Securities Act. Subject to the receipt of approval by the stockholders of the Company with respect to the issuance of the Conversion Shares, the issuance and sale of the Securities hereunder will not contravene the rules and regulations of the Trading Market. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section III.2, the issuance and sale of the Securities by the Company to the Purchasers is exempt from the prospectus requirements of applicable securities laws of the location of the Purchasers and no prospectus or other document is required to be filed, under such applicable securities laws and no proceeding is required to be taken and no approval, permit, consent or authorization of regulatory authorities is required to be obtained by the Company under such securities laws to permit such issuance and sale.

(s) Transactions With Affiliates and Employees.

(i) Except as set forth on Schedule III.1(s)(i), none of the officers or directors of the Company or any of its Subsidiaries and, to the knowledge of the Company, none of the employees of the Company or any of its Subsidiary, is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee (collectively “Affiliate Transactions”).

(ii) To the knowledge of the Company, no entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case, in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(t) Sarbanes-Oxley; Internal Accounting Controls. The Company and its Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and its Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(u) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(v) Investment Company. Neither the Company, nor any of its Subsidiaries, are, and none are Affiliates of, and immediately after receipt of payment for the Securities, none will be, or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company and each Subsidiary shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x) Listing and Maintenance Requirements. Except as set forth on Schedule III.1(x), the Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth on Schedule III.1(x), the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market, nor does it have any knowledge of any matters which would lead to the delivery of any such notice to the Company. Subject to the Closing of this Agreement, the Company has taken all measures to ensure that it will reach Full Compliance in the foreseeable future and shall use its best efforts to continue to be, in Full Compliance. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers’ and the Company’s fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(z) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchasers or their respective agents or counsel with any information that it believes constitutes or might constitute material, non-public information which has not been otherwise disclosed. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including in the SEC Reports or the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that Purchasers neither make nor have made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section III.2 hereof.

(aa) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section III.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing known debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule III.1(bb) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (a) any liabilities for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP; (d) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency; (e) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person, and (f) all obligations described in clauses (a) through (e) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc) Tax Status. The Company and its Subsidiaries each (i) has made or filed all material United States federal, state and local income and all material foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(dd) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(ee) Accountants. The Company’s independent accounting firm is Beckles & Co. To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(ff) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by a Purchaser or any of such Purchaser’s representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(gg) Acknowledgment Regarding Purchasers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections III.2(e) and IV.15), each Purchaser and counter-parties in “derivative” transactions to which a Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and a Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) each Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(hh) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ii) No General Solicitation or Directed Selling Efforts. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising or “directed selling efforts” (as defined in Rule 902(c) of Regulation S). The Company has offered the Securities for sale only to the Purchaser.

(jj) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(kk) Cybersecurity. To the knowledge of the Company, (i)(x) there has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(ll) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(mm) U.S. Real Property Holding Corporation. Neither the Company nor any Subsidiary is or ever has been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(nn) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(oo) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

III.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, severally and not jointly, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Capacity; Enforceability. Each Purchaser has the right and legal capacity to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Each Purchaser is acquiring the Securities hereunder in compliance with applicable securities laws, and in the ordinary course of its business. Each Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. The Company understands that each Purchaser intends to act upon its Securities Purchase Rights Transfer Right.

(c) Purchaser Status. Each Purchaser has purchased the Securities pursuant to Regulation S, and each Purchaser represents and warrants that (i) at the time he, she or it was offered the Securities he, she or it was not, as of the date hereof it is not, and throughout the Closing Date he, she or it will continue not to be, a “U.S. Person” as that term is defined in Rule 902 of Regulation S, and (ii) he, she or it has, and will at all times have, executed all documents (including this Agreement) outside of the United States.

(d) General Solicitation. None of the Purchasers are purchasing the Securities as a result of any “directed selling efforts” (as defined in Rule 902(c) of Regulation S) in the United States.

(e) Experience of Purchasers. Each Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Each Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) Certain Transactions and Confidentiality. Other than (i) consummating the transactions contemplated hereunder, and/or (ii) a transfer made pursuant to the Securities Purchase Rights Transfer Right, no Purchaser has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with a Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement, to any transferee of a Purchaser pursuant to the Securities Purchase Rights Transfer Right, or to such Purchaser’s and/or transferee’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser and/or transferee has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in this Section III.2 shall not modify, amend or affect none of the Purchasers’ right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

IV.1 Restrictive Legends. The Purchasers agree that the Preferred Stock, and any Conversion Shares, issued pursuant to Regulation S, shall each bear legends stating that transfer of those Securities is restricted, substantially as follows:

THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION/EXERCISE OF THIS SECURITY ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT. TRANSFER OF THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION/EXERCISE OF THIS SECURITY IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

IV.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against a Purchaser or any transferee thereof, and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

IV.3 Furnishing of Information; Public Information. The Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

IV.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

IV.5 Conversion and Exercise Procedures. The form of Notice of Conversion included in the Certificate of Designations sets forth the totality of the procedures required of the Purchasers or any transferee thereof in order to convert the Preferred Stock. Without limiting the preceding sentences, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Preferred Stock. No additional information or instructions shall be required of the Purchasers or transferee thereof to convert its Preferred Stock. The Company shall honor conversions of the Preferred Stock and shall deliver Conversion Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

IV.6 Securities Laws Disclosure; Publicity. The Company shall (a) as soon as practicable, issue a press release disclosing the material terms of the transactions contemplated hereby and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees, Affiliates or agents, and the Purchasers or any transferee thereof, shall terminate and be of no further force or effect. The Company understands and confirms that Purchasers or any transferee thereof pursuant to the Securities Purchase Rights Transfer Right, shall be relying on the foregoing covenant in effecting transactions in securities of the Company. The Company and Purchasers (or any transferee thereof pursuant to the Securities Purchase Rights Transfer Right, as applicable) shall consult with one another in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser (nor any transferee thereof pursuant to the Securities Purchase Rights Transfer Right) shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of a Purchaser (or any transferee thereof pursuant to the Securities Purchase Rights Transfer Right), or without the prior consent of Purchasers (or any transferee thereof pursuant to the Securities Purchase Rights Transfer Right), with respect to any press release of the

Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchasers (nor of any transferee thereof pursuant to the Securities Purchase Rights Transfer Right), or include the name of the Purchasers (or of any transferee thereof pursuant to the Securities Purchase Rights Transfer Right) in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchasers (or of any transferee thereof pursuant to the Securities Purchase Rights Transfer Right, as applicable), except: (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers (or any transferee thereof pursuant to the Securities Purchase Rights Transfer Right) with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with the appliable Purchaser (or any transferee thereof pursuant to the Securities Purchase Rights Transfer Right) regarding such disclosure.

IV.7 Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser (or any transferee thereof pursuant to the Securities Purchase Rights Transfer Right) is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

IV.8 Indemnification of Purchasers. Subject to the subsections of this Section IV.7, the Company will indemnify and hold each Purchaser and his, her, or its applicable directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls a Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct) or (c) in connection with any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding Purchaser furnished in writing to the Company by Purchaser expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed within ten days after notice from the Purchaser Party to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section IV.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law. The representations, warranties and covenants of the Company, and each Purchaser Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of any Purchaser Party or by reason of the fact that any Purchaser Party knew or should have known that any such representation or warranty is, was or might be inaccurate.

IV.9 Termination of Certain Agreements. The Company shall terminate, and shall cause David Elliot Lazar to terminate, each of the Yihucha Purchase Agreement and, if requested by Purchasers, the Voting Agreement, in form and substances satisfactory to Purchasers. The Company shall have no liability in connection with the termination of each agreement, whether occurring prior to or after Closing.

IV.10 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or by laws to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) restore or maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(d) Immediately following the execution of this Agreement, the Company shall seek a written consent by holders of a majority of the issued and outstanding Common Stock of the Company, the Company shall file an information statement with respect thereof, for the purpose of obtaining the Stockholder Approval, with the recommendation of the Company’s Board of Directors that such proposal be approved.

IV.11 Certain Company Actions. Until the next duly convened annual meeting of the Company stockholders, without the consent of each Purchaser, the Company shall not change the number of directors constituting the entire Board of Directors or fill any vacancy in the Board of Directors (except as set forth above), change the nature of Company’s operations, incur any debt for borrowed money, guarantee any obligation of any third party, issue any capital stock other than pursuant to obligations to issue Common Stock listed on Schedule III.1(g), issue or grant any instrument exercisable for or convertible into capital stock, file any application for bankruptcy, receivership or similar proceeding, or otherwise enter into any transaction other than in the ordinary course of business, amend its certificate of incorporation, or bylaws, use the proceeds from sale of the Securities, establish any account at any bank or change the banking signature authority of any existing Company bank account.

IV.12 Subsequent Equity Sales.

(a) From the date hereof until one hundred and eighty (180) days after the Closing Date, without the consent of each Purchaser, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any equity securities.

(b) From the date hereof until the Outside Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price. Each Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c) Neither the Company nor any Subsidiary shall make any issuance whatsoever of Common Stock or Common Stock Equivalents which would cause any adjustment of (i) the Conversion Amount to the extent the holders of Preferred Stock would not be permitted, pursuant to Section 6(c) of the Certificate of Designations to convert their respective outstanding shares of Preferred Stock, in full, ignoring for such purposes the other conversion limitations therein. Each Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(d) Notwithstanding the foregoing, this Section IV.11 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

IV.13 Waiver of Participation and Redemption Rights. All holders of equity in the Company with redemption rights or rights to participate in the issuance of the Securities shall waive such rights pursuant to written waivers in form and substance satisfactory to the Purchasers.

IV.14 Solvency. Each Purchaser covenants that neither it, nor any respective Affiliate acting on its behalf or pursuant to any understanding with it, intends to engage in any transaction following the Closing which is intended to negatively impact the solvency of the Company of the Company following the Closing.

IV.15 Certain Transactions and Confidentiality. Each Purchaser covenants that neither he, she, or it, nor any respective Affiliate acting on his, her or its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section IV.5.

Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section IV.5, each Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules (other than as disclosed to its legal and other representatives). Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section IV.5; (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section IV.5; and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company, any of its Subsidiaries, or any of their respective officers, directors, employees, Affiliates or agents after the issuance of the initial press release as described in Section IV.5.

IV.16 Observer Rights. From the date hereof until Closing, the Company shall invite a representative of each Purchaser to attend all meetings of the Board of Directors and any committee thereof in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors or members of such committee, as applicable; provided, however, that such representative shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or highly confidential information, or if such Purchaser or his, her or its representative is a competitor of the Company.

IV.17 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) By mutual written consent of the Company and Purchasers;

(b) By Purchasers by written notice to the Company if:

(i) Purchasers are not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in, or failure to perform any representation, warranty, covenant, or agreement made by the Company pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section II.5 and, if capable of cure, such breach, inaccuracy, or failure has not been cured by the Company within twenty (20) Business Days of the Company’s receipt of written notice of such breach from the Purchasers; or

(ii) any of the conditions set forth in Section II.5(b) shall not have been, or shall have become incapable of, being fulfilled by December 31, 2024 (the “Outside Date”), unless such failure shall be due to the failure of Purchasers to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by it prior to the Closing; or

(iii) the Purchasers have completed their due diligence review of the Company and its Subsidiaries, and the result thereof are not satisfactory to the Purchasers in their sole discretion; or

(c) by the Company by written notice to Purchasers if:

(i) the Company is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in, or failure to perform any representation, warranty, covenant, or agreement made by Purchasers pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Section II.5 and such breach, inaccuracy or failure has not been cured by Purchasers within twenty (20) Business Days of Purchasers’ receipt of written notice of such breach from the Company; or

(ii) any of the conditions set forth in Section II.5(a) shall not have been, or become incapable of being, fulfilled by the Outside Date, unless such failure shall be due to the failure of the Company to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by it prior to the Closing.

IV.18 Effect of Termination. In the event of the termination of this Agreement in accordance with Section IV.16:

(a) this Agreement shall forthwith become void and there shall be no liability on the part of any party, except:

(i) as set forth in Section IV.16 and Article V hereof;

(ii) that nothing herein shall relieve any party from liability for any breach of any provision hereof

(b) Cao (or any permitted assignee) shall deliver a written instruction to the Escrow Agent directing the Escrow Agent to disburse the Escrow Amount to Cao.

IV.19 Conduct of Business of the Company.

(a) Unless the Purchasers shall otherwise consent in writing, during the period from the date of this Agreement until the earlier of the termination of this Agreement (in accordance with its terms) or the Closing, except as expressly contemplated by this Agreement or any other Transaction Document, or as set forth on Schedule IV.18(a), or as required by applicable law, the Company shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business and (ii) use commercially reasonable efforts to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors and officers, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(b) Without limiting the generality of Section IV.18(a) and except as contemplated by this Agreement or any other Transaction Document, or as set forth on Schedule IV.18(b), or as required by applicable law, the Company shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its organizational or charter documents, except as required by applicable law;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) sub-divide, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $100,000 individually or $250,000 in the aggregate, and make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, liability or obligation of any Person, up to aggregate additional Indebtedness of $500,000;

(v) terminate, waive or assign any material right under any material agreement to which it is a party;

(vi) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practices;

(vii) establish any Subsidiary or enter into any new line of business;

(viii) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are as of the date of this Agreement currently in effect;

(ix) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP;

(x) waive, release, assign, settle or compromise any Action (including any Action relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Company or its Subsidiary), or otherwise pay, discharge or satisfy any Actions, liabilities or obligations;

(xi) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;

(xii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the transactions contemplated hereby);

(xiii) voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $100,000 individually or $250,000 in the aggregate;

(xiv) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xv) enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;

(xvi) enter into, amend, renew, waive or terminate (other than terminations in accordance with their terms) any transaction or agreement with any officer, director, manager, employee, consultant or security holder of the Company or any of their Affiliates;

(xvii) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Required Approvals; or

(xviii) authorize or agree to do any of the foregoing actions.

IV.20 Exclusivity. During the period from the date of this Agreement through the Closing or the earlier termination of this Agreement pursuant to Section IV.16, neither the Company nor its directors, officers, equityholders, employees, investment bankers or other representatives shall, directly or indirectly (a) solicit, encourage, initiate or engage in discussions or negotiations with, or provide any information to any third party (other than Purchasers) concerning (i) any purchase of the Securities or any other equity interest in the Company, (ii) any merger, consolidation or share exchange, (iii) any sale of all or a material portion of the assets of the Company, or (iv) similar transactions involving the Company (an “Acquisition Transaction”), (b) provide non-public information or documentation with respect to the Company to any Person, other than Purchasers or their Affiliates or their representatives, relating to an Acquisition Transaction or (c) enter into any letter of intent, definitive agreement or other arrangement or understanding with any Person, other than Purchasers, relating to an Acquisition Transaction. The Company shall as promptly as practicable notify Purchasers in writing in the event that the Company, any of its Affiliates or any of its respective representatives receive any inquiry, proposal, or offer regarding an aforementioned transaction from any third party (other than Purchasers and their Affiliates and representatives).

ARTICLE V.

MISCELLANEOUS

V.1 Fees and Expenses.

(a) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation, issuance and delivery of the certificates for the Securities to the Purchasers, including any stock or other transfer taxes or duties payable upon the sale of the Securities to the Purchasers, (ii) filing for any required review of the offering of the Securities by FINRA (including the legal fees and filing fees and other disbursements of counsel for each Purchaser relating thereto), (iv) the fees and expenses incurred in connection with the listing of the Common Stock and the Conversion Shares on the Company’s Trading Market, and (v) the performance of the Company’s other obligations hereunder.

(b) The Company agrees to reimburse the Purchasers for all documented out-of-pocket expenses in connection with the fees and expenses reasonably incurred by Purchasers for the Purchasers’ outside legal counsel or other advisors, accountants, appraisers, etc. in connection with this Agreement or the transactions contemplated herein (the “Expense Reimbursement”); provided further that if the sale of the Preferred Stock as contemplated by this Agreement is not consummated, the Purchasers shall not be entitled to the Expense Reimbursement; and, provided further that if this Agreement shall be terminated by for any reason, the Company will reimburse the Purchasers for (i) all funds advanced to the Company by the Purchasers prior to the termination of this Agreement, (ii) the Escrow Amount shall be released to Cao, and (iii) any Expense Reimbursement.

(c) Except as expressly set forth in the Transaction Documents to the contrary, including, inter alia, the Expense Reimbursement, each party shall otherwise pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(d) The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

V.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

V.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on Schedule B attached hereto.

V.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section V.4 shall be binding upon Purchasers and holder of Securities and the Company.

V.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

V.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchasers (other than by merger). Each Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, including, inter alia, pursuant to the Securities Purchase Rights Transfer Right, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities Purchase Rights and/or transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser.”

V.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced or waived by, any other Person, except for a transferee or a Purchaser pursuant to the Securities Purchase Rights Transfer Right.

V.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Actions concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action, any claim that it is not personally subject to the jurisdiction of any such court, that such Action is improper or is an inconvenient venue for such Action. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an Action to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section IV.7, the prevailing party in such Action shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action.

V.9 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

V.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall be deemed to have been duly and validly delivered and shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

V.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

V.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever a Purchaser exercises a right, election, demand or option under a Transaction Document, and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of the Preferred Stock, such Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice.

V.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

V.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

V.15 Payment Set Aside. To the extent that the Company makes a payment or payments to a Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

V.16 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any Action that may be brought by a Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the Closing Date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to a Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at Purchaser’s election.

V.17 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

V.18 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken, or such right may be exercised on the next succeeding Business Day.

V.19 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MINIM, INC.		Address for Notice:
MINIM, Inc.
By:		848 Elm Street
	Name:	Manchester, NH 03101
	Title:	Attention: Company Secretary
Facsimile: (833) 966-4646
Email address: davidf@minim.com

With a copy to (which shall not constitute notice):

ABZ Law Office

28 General Pierre Koenig St., Floor 3

Attn: Avraham Ben-Tzvi, Adv.

E-mail: abz@abz-law.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

PURCHASERS SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASERS:

Cao, Yu

Hu-Bin

Youxin Consulting Limited

By:	Li Wai Chung
Title:	Authorized Signatory

If to Purchasers:

The addresses set forth on Schedule A

With a copy to (which shall not constitute notice):

K&L Gates LLP

70 West Madison Street, Suite 3300

Chicago, IL 60602

Attn: Max Gu; Jonathan M. Barron

Telephone No.: (312) 372-1121

E-mail: max.gu@klgates.com;
jonathan.barron@klgates.com

EXHIBIT A

CERTIFICATE OF DESIGNATION

See attached.

SCHEDULE A

CLOSING CONSIDERATION

Name and Address	Pro Rata Portion	Allocation of Payment of Closing Consideration
Cao, Yu Room 802, Building 47, Rongcheng Garden, Xiangcheng District Suzhou City, Jiangsu Province, China 215100 E-mail: 517213365@qq.com	50.91%	$1,323,636.37
Hu-Bin Sudetenstraße 62, 89233 Neu-Ulm Germany E-mail: bin1970cn@gmail.com	45.45%	$1,181,818.18
Youxin Consulting Limited Room 2404, World- Wide House, 19 Des Voeux Road Central Hong Kong E-mail: m18621030111@163.com	3.64%	$94,545.45
Total:	100%	$2,600,000

SCHEDULE B

PREFERRED STOCK

Name and Address	Pro Rata Portion	Aggregate Number of Shares of Preferred Stock
Cao, Yu Room 802, Building 47, Rongcheng Garden, Xiangcheng District Suzhou City, Jiangsu Province, China 215100 E-mail: 517213365@qq.com	50.91%	1,010,410
Hu-Bin Sudetenstraße 62, 89233 Neu-Ulm Germany E-mail: bin1970cn@gmail.com	45.45%	902,151
Youxin Consulting Limited Room 2404, World- Wide House, 19 Des Voeux Road Central Hong Kong E-mail: m18621030111@163.com	3.64%	72,172
Total:	100%	1,984,733

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